Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 28, 2022, on the consolidated financial statements of SILO Pharma, Inc. (f/k/a Uppercut Brands Inc.) for the years ended December 31, 2021 and 2020, included herein on the registration statement of SILO Pharma, Inc. on Form S-1, Amendment No. 2 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

August 26, 2022